EXHIBIT 4.22
------------

SCHEDULE OF SURRENDERED SHARES


                         Surrend-                       Replace-
                           ered                           ment
Name             Shares   Options  Warrants    Shares   Options   Warrants
----             ------  --------  ---------  --------  --------  ---------

Investors:
==========

Richards Family
 CR Trust       417,141   110,500     40,000   500,000   110,500     40,000
Dr. A.
 Rosenthal      904,666                      1,044,666
R. Vujea        550,000                        550,000
H. Baer         504,135                        554,550
K. Schoemann IV
 Trust          350,000                        350,000
R. Schoemann Jr.
 IV Trust       350,000                        350,000
R. Schoemann
 Foundation     200,000                        200,000
K. Schoemann
 CLA Trust      383,334                        383,334
R. Schoemann Jr.
 CLA Trust      383,334                        383,334
R. Schoemann
 GRA Trust    )
C. Schoemann
 GRA Trust    )
K. Schoemann
 CLA Trust    )
R. Schoemann
 Jr. CLA Trust) 511,380 *                      511,380
K. Schoewmann
 IV Trust     )
R. Schoemann Jr.
 IV Trust     ) 396,000 *                      396,000
R. Schoemann  )
R. Schoemann
 Foundation   ) 587,620 *                      587,620
G. Music, AFFT
 1&2 Trusts     200,000 *                      200,000
M. Pelleteri,
 AFFT 3&4
 Trusts         200,000 *                      200,000
B. Johnson, AFFT
 5&6 Trusts     250,000 *                      250,000
R. Schoemann                         700,000                        700,000
GCD Invest-
 ments        1,600,000 *                    1,600,000
J. Crosby       400,000 *                      400,000

* Penalty shares, not previously issued.


Officers:
========

L. Burridge             2,000,000                      2,000,000
J. Genet                1,338,000                      1,338,000
J. Roskelley            1,240,000                      1,240,000
E. Strasser             1,265,000                      1,265,000

                         Surrend-                       Replace-
                           ered                           ment
Name             Shares   Options  Warrants    Shares   Options   Warrants
----             ------  --------  ---------  --------  --------  ---------


Employees:
==========

S. Aerva                   25,000                         27,500
V. Atluri                  25,000                         27,500
D. Baxter                 200,000                        220,000
V. Bobba                   25,000                         27,500
W. Dome                    25,000                         27,500
G. Foden                  297,425                        327,168
M. Garza                  150,000                        165,000
C. Hochstein               50,000                         55,000
D. Kennedy                 50,000                         55,000
Y. Lampner                 75,000                         82,500
D. Posner                 100,000                        110,000
M. Posner                   5,000                          5,500
P. Riffenburg             100,000                        110,000
M. Rock                   100,000                        110,000
M. Shewmaker               14,000                         15,400
R. Tripuraneni             25,000                         27,500
A. Ulep                   102,500                        112,750
M. Ulep                   108,800                        119,680
L. Winslow                 50,000                         50,000
V. Witt                   100,000                        110,000
J. Szhu                    25,000                         27,500


Directors:
==========

L. Burridge                10,000                         11,000
J. Caldwell                65,000                         71,500
B. Gregg                   65,000                         71,500
J. Grimes                  50,000                         55,000
D. Knode                   65,000                         71,500
              --------- --------- ---------- --------- --------- ----------
Total         8,187,610 7,886,225    740,000 8,460,884 8,079,498    740,000
              --------- --------- ---------- --------- --------- ----------
Grand Total                       16,813,835                     17,280,382
                                  ==========                     ==========